UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 30, 2019

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801

(Address of principal executive offices) (zip code)

(626) 282-0288

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Officers

On September 30, 2019, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Apollo Medical Holdings, Inc. (the “Company”), the Board appointed (i) Kenneth Sim, M.D. to serve as Co-Chief Executive Officer of the Company, and (ii) Thomas Lam, M.D. to serve as President of the Company to fill the vacant position following Gary Augusta’s termination. In addition to such appointments, Dr. Sim will continue to serve as the Company’s Executive Chairman, and Dr. Lam will continue to serve as its Co-Chief Executive Officer.

(e)	Compensatory Arrangements of Certain Officers

On September 30, 2019, upon the recommendation of the Compensation Committee of the Board, the Board approved the payment by the Company to Kenneth Sim, M.D. and Thomas Lam, M.D. of cash bonuses and the grant by the Company to each of them of restricted shares of the Company’s common stock and non-qualified stock options to purchase the Company’s common stock, as set forth in the table below. In furtherance thereof, Dr. Sim and Dr. Lam have each entered into a Restricted Stock Agreement and a Stock Option Agreement with the Company, as applicable.

For each of Dr. Sim and Dr. Lam, the restricted shares of common stock were granted under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), subject to vesting one-third after year one (on September 30, 2020), one-third after year two (on September 30, 2021), and the final one-third after year three (on September 30, 2022). In addition, for each of Dr. Sim and Dr. Lam, the options to purchase the Company’s common stock were granted under the 2015 Plan, which options will vest and become exercisable one-third after year one (on September 30, 2020), one-third after year two (on September 30, 2021), and the final one-third after year three (on September 30, 2022), subject to expiration on the date that is five years from the date of grant (i.e., on September 30, 2024). The exercise price for each share subject to the stock options granted is $17.62, the closing price of the Company’s common stock on the date of grant (i.e., September 30, 2019).

Grantee	Cash Bonus	Restricted Stock Grant	Stock Option Grant
Kenneth Sim, M.D.	$100,000	58,883	39,189
Executive Chairman and Co-Chief Executive Officer

Thomas Lam, M.D.	100,000	58,883	39,189
President and Co-Chief Executive Officer

Item 8.01	Other Events.

On October 2, 2019, the Company issued a Press Release announcing that it has entered into a new Management Services Agreement (“MSA”), effective January 1, 2020, to provide management services, via a subcontract agreement, to an independent practice association (“IPA group”). The IPA group currently serves approximately 145,000 members in three main markets within Southern California; South Los Angeles, San Fernando Valley, and Antelope Valley. The majority of the members are enrolled in Medi-Cal, with members also enrolled in Medicare Advantage and Commercial health plans, and are supported by a network of hundreds of primary care physicians and nearly a thousand specialists.

A copy of the Press Release is provided as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Apollo Medical Holdings, Inc., dated October 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: October 4, 2019	By:	/s/ Thomas S. Lam, M.D.
	Name:	Thomas S. Lam, M.D.
	Title:	Co-Chief Executive Office